                                                                   Exhibit 10.19

                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 4th day of August, 1995, by and among MALIBU FUN STUFFED, a California corporation (referred to herein as "Employer"), JANEX INTERNATIONAL, INC., a Colorado corporation ("Janex") and TERENCE F. DAVIS ("Employee"), with reference to the following:

     A. Janex has purchased all of Employee's shares of stock of Employer, and Employer has become a wholly owned subsidiary of Janex.

     B. This Agreement is being entered into in connection with the purchase by Janex of the shares of stock of Employer.

     NOW, THEREFORE, the parties hereto agree as follows:

1.        Duties.  Employer hereby employs Employee as the President and Chief
          ------
     Operating Officer of Employer. Employee shall report to the Chairman of the Board of Employer or, alternatively, to the President of Janex. Employee shall be responsible for product development, marketing and sales. Employee shall also perform such other duties that the Board of Directors may reasonably request. Employee shall also serve in such executive capacity with respect to Malibu Fun Stuffed International Limited, a Hong Kong corporation, as the President of Janex may reasonably determine, without additional compensation. Employee shall perform his duties in the Southern California region, with the exception of business travel.

2.        Term.  The term of employment shall commence effective as of the date
          ----
     hereof, and shall end on December 31, 1998, subject to earlier termination as set forth below.

3.        Salary.
          ------

     a. Employee shall receive from Employer, as compen sation for his services, a salary of Six Thousand Two Hundred Fifty Dollars ($6,250.00) per month, during the term hereof, payable in equal semi-monthly installments on the 15th and last day of each month, subject to usual withholding and other employment related taxes.

     b. The Board of Directors of Employer shall annually review Employee's compensation and may in its discretion, grant additional compensation or bonus(es) to Employee.

4.        Janex Stock Options.  During the term of this Agreement, Employee
          -------------------
     shall be eligible to receive Janex stock options, in amounts, at such time or times and upon such terms and conditions as the Board of Directors of Janex may determine, in its sole discretion.

5.        Vacation and Health Care Benefits.  Employee shall be entitled to
          ---------------------------------
     three (3) weeks vacation per year, during the term of this Agreement. During the term of this Agreement, Employer shall, at Employer's expense, provide such medical insurance coverage for Employee and his dependents, as Janex customarily provides for its employees, which may be under the plan carried by Janex.

6.        Business Expenses.  During the term of this Agreement, Employer shall
          -----------------
     provide Employee with such appropriate credit cards as are reasonably necessary for Employee to carry out his duties hereunder. Additionally, Employee shall be entitled to receive, within thirty (30) days after delivery by him of an itemized statement thereof and appropriate receipts, reimbursement for all reasonable expenses incurred by him in connection with the performance of his duties.

7.        Automobile Allowance.  During the term of this Agreement, Employer
          --------------------
     shall pay to Employee an automobile allowance of Five Hundred Dollars ($500.00) per month. The automobile allowance shall be paid at the end of each month during the term of this Agreement.

8.        Termination.
          -----------

     a. Employee's employment may be immediately terminated by Employer for cause. As used herein, the term "cause" shall mean (1) wilful and habitual neglect of duty (not due to disability), which Employee fails to cure within ten (10) days after written notice thereof; (2) intentional or grossly negligent conduct toward, involving or adversely affecting Employer or its affiliates or any of their employees; or (3) Employee's conviction of a crime involving moral turpitude.

     b. If Employee becomes permanently disabled, either Employer or Employee may immediately terminate Employee's employment. As used herein, the term "permanently disabled" shall mean if by reason of bodily injury or mental or physical disease Employee is unable to perform substantially all of the duties required of Employee under this Agreement for a period of three (3) months.

          c. This Agreement shall terminate immediately upon the death of Employee, at which time Employer shall pay to Employee's estate all unpaid expenses, and compensation which were incurred, earned or granted prior to employee's death, but not to include any severance benefit.

          d. Employer may terminate Employee, without cause, within three (3) months after the audited Janex financial statements are issued for Employer's fiscal years set forth below, in the event the following goals are not met for Employer and Malibu Fun Stuffed International Limited on a combined basis ("Combined Malibu"):

                                    Combined Malibu Gross
               Fiscal Year          Sales Revenue Goal
- ---------------------------------------------------------
               12/31/96             $3,000,000.00
               12/31/97             $4,000,000.00

In the event Employer terminates Employee under this subparagraph (d), Employer agrees to pay Employee's salary, for the lesser of: (1) one (1) year from the date of such termination or (2) from the date of such termination until December 31, 1998.

9.        Restrictive Covenant.
          --------------------

          a. During the term of this Agreement, Employee shall devote his full time and efforts exclusively to Employer's business and affairs and do his utmost to promote its interests. He shall not, directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation, or control of, or be connected in any manner with, any business which is competitive to that of Employer or its affiliates. Notwithstanding the foregoing, nothing herein shall prevent the Employee from owning not more than five percent (5%) of the shares of stock of a corporation whose shares are traded on a national securities exchange.

          b. For and as additional consideration for the Employer's entry into this Agreement, and the purchase by Janex of all of the shares of stock of Employer owned by Employee, Employee agrees that upon the termination of this Agreement, Employee shall not, for a period of three (3) year after such termination, within the Territory defined below, directly or indirectly own, manage, operate, join, control, be employed by or participate in the ownership, management, operation or control of, or be connected with, any business which directly competes with any products manufactured, marketed or sold by Employer or its affiliates as of the time of the termination of Employee's employment. As used herein, the term "Territory" shall mean all counties in the State of California in which Employer or any of its affiliates does business as of the date of termination, all of the names of which are incorporated herein by reference, but which include, but are not limited to the counties of Los Angeles, Orange, Ventura, San Bernardino, San Diego, Sacramento, San Francisco, California, and such other counties or political subdivisions in the United States and Hong Kong, in which Employer or any of its affiliates does business as of the date of such termination.

          c. The provisions of paragraph 9(b) shall be interpreted such that Employee makes a separate covenant not to compete for each county or political subdivision within the Territory. In the event a court of competent jurisdiction determines that a covenant not to compete is not enforceable as to a particular county or counties or other area, then the court shall excise such county or counties or other area from the provisions of paragraph 9(b) and said paragraph shall be enforceable as to the remaining county, counties or other area.

10.       Inventions and Confidential Information.
          ---------------------------------------

     a. Employee recognizes that his employment with Employer will involve contact with information of substantial value to Employer, which is not old and/or generally known in the trade and which gives Employer an advantage over its competitors who do not know or use it, including but not limited to designs, drawings, processes, inventions, prototypes and product concepts, sales and customer information, and business and financial information, relating to the business of Employer (herein referred to as "Confidential Information"). Employee shall at all times during the term hereof and for a period of three years after the termination of this Agreement, regard and preserve as confidential such Confidential Information previously known by the Employee prior to his execution hereof, or obtained by Employee from whatever source during the course of his employment hereunder, and he will not, either during his employment or during the three years thereafter, publish or disclose any part of such Confidential Information in any manner, or use the same except on behalf of Employer, without the prior written consent of Employer, or unless such Confidential Information becomes otherwise lawfully publicly known. Further, Employee shall, during his employment and thereafter, refrain from any acts or omissions that would reduce the value of such Confidential Information to Employer.

     b. Employee shall promptly disclose in writing to Employer complete information concerning each and every invention or discovery or improvement thereof (herein referred to as "Inventions"), whether Employee considers them patentable or not, conceived or reduced to practice by Employee, within the course and scope of his duties hereunder, either solely or in collaboration with others, during the period of Employee's employment by Employer, and relating either directly or indirectly to the business of Employer or to its actual or demonstrably anticipated research or development, or resulting from any work performed by Employee for Employer or with the equipment, supplies, facilities or Confidential Infor mation of Employer.

     c. Employee agrees that any such Inventions conceived or reduced to practice by Employee during the period of Employee's employment by Employer, are the sole property of Employer, and Employee hereby assigns and agrees to assign to Employer, its successors and assigns, all of Employee's right, title and interest in and to said Inventions, and any patent applications or Letters Patent thereon.

     d. Employee agrees, at any time during Employee's employment or thereafter, upon request and without further compensation therefor, but at no expense to Employee, to do all lawful acts, including the execution of papers and oaths and the giving of testimony, that in the opinion of Employer, its successors or assigns, may be necessary or desirable for obtaining, sustaining, reissuing or enforcing Letters Patent in the United States and throughout the world for said Inventions, and for perfecting, recording or maintaining the title of Employer, its successors and assigns, thereto.

     e. For any Invention conceived or reduced to practice by Employee during the period of Employee's employment by Employer, but which is claimed for any reason to belong to an entity or person other than Employer, Employee shall promptly disclose the same in writing to Employer and shall not disclose the same to others if Employer, within twenty (20) days thereafter, shall claim ownership of such Invention under the terms of this Agreement.

     f. Employee agrees that all accounts, notes, data, sketches, drawings and other documents and records, and all material and physical items of any kind, including all reproductions and copies thereof, which relate in any way to the business of Employer or contain Confidential Information, made by Employee or that come into Employee's possession by reason of Employee's employment are the property of Employer and will be promptly surrendered to Employer at the conclusion of Employee's employment.

     g. Employee agrees that Employee will not disclose to Employer or induce Employer to use any invention or confidential information belonging to any third party.

     h. Employee affirms that Employee has no agreement with any other party that would preclude Employee's compliance with Employee's obligations under this Agreement as set forth above.

     i. Employee agrees that at the conclusion of Employee's employment with Employer, Employee shall give a written statement to Employer certifying that Employee has complied with Employee's obligations under paragraph 10 of this Agreement and acknowledging Employee's continuing obligations to disclose Inventions, to do certain lawful acts relating to United States and foreign Letters Patent on said Inventions, and to preserve as confidential and refrain from using Employer's Confidential Information. The written statement shall be in the form of Exhibit "A" attached hereto.

     j. Employee acknowledges that Janex is a public company whose shares trade on The NASDAQ Stock Market. Accordingly, Employee acknowledges that he is prohibited from engaging in securities transactions on the basis of information not available to the general public which, if known to outsiders, might affect their investment decision. Furthermore, if Employee is or becomes an officer or director of Janex or if Employee owns more than 10% of Janex's common stock, Employee acknowledges that he has or will have certain filing requirements under Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act"), and that he is familiar with Section 16(b) of the Exchange Act, which requires a person in such a position, who makes a profit from the purchase and sale, or any sale and purchase of Janex's securities (including but not limited to options, warrants and common stock), within a six month period, to disgorge such profits to Janex.

     k. The provisions of this paragraph 10 shall specifically survive any termination of this Agreement.

11.       Equitable Remedies. Employee acknowledges that the disclosure of such
          ------------------
     Confidential Information or a breach of the aforesaid covenant not to compete, will result in immediate and irreparable damage to Employer and that money damages alone would be inadequate to compensate Employer. Therefore, to further induce Employer to enter this Agreement and as additional valuable consideration therefor, Employee agrees that in the event of a breach or threatened breach of the provisions of this Agreement pertaining to the covenant not to compete or the agreement not to disclose, Employer may, in addition to other remedies, immediately obtain and enforce injunctive relief, including but not limited to obtaining and enforcing a temporary restraining order, consent to which is hereby specifically given by Employee, prohibiting the breach hereof and compelling performance hereunder.

12.       Attorneys' Fees.  In the event any suit, proceeding or action is
          ---------------
     instituted arising out of or relating in any manner whatsoever to this Agreement, the prevailing party(ies) shall recover from the losing party(ies) reasonable attorneys' fees in addition to the costs and expenses of such proceeding. In any such suit, proceeding or action, the Court shall have the power and authority to determine which party(ies) is the prevailing party(ies).

13.       Notices.  Any party desiring to give notice to any other party to this
          -------
     Agreement, shall give such notice in writing either in person or by facsimile, telegram, express mail, air express carrier or certified mail. Notices shall be addressed and delivered to the addressees as follows:

IF TO EMPLOYER:          Malibu Fun Stuffed
                         5312 Derry Avenue, Suites Q & R
                         Agoura Hills, CA 91301
                         Atten: Sheldon F. Morick, Chairman


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

IF TO JANEX:             Janex International, Inc.
                         21700 Oxnard Street, Suite 1610
                         Woodland Hills, CA 91367
                         Atten: Sheldon F. Morick, President


IF TO EMPLOYEE:          Mr. Terence Davis
                         23901 Civic Center Drive
                         Malibu, CA 90265

     Notices delivered or sent in accordance herewith, shall be deemed given on the date of delivery if personally delivered; upon receipt if sent by facsimile, telegram, express mail or air express carrier; three (3) business days after mailing, if mailed by certified mail, return receipt requested. Any notice not delivered or sent in accordance herewith, shall be deemed given only upon actual receipt. Any party may change his or its address for notices, by giving notice to the other parties in accordance herewith.

14.       Assignment.  Except as specifically set forth in this Agreement,
          ----------
     neither this Agreement nor any interest herein, shall be assigned or transferred without the prior written consent of the parties hereto. Any attempted assignment or transfer in violation of the previous sentence shall be void. Subject to the restrictions on assignment and transfer, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns.

15.       Applicable Law.  This Agreement shall be interpreted, governed by and
          --------------
     enforced in accordance with the internal laws of the State of California.

16.       Modification.  This Agreement shall not be changed, modified, or
          ------------
     amended in any respect except by a written instrument signed by all the parties hereto.

17.       Entire Agreement.  This provisions of this Agreement supersedes any
          ----------------
     and all prior and contemporaneous written or oral agreements, understandings and representations between the parties relating to the subject matter of this Agreement. Except as set forth in this Agreement, there are no other agreements, understandings or representations pertaining to the subject matter hereof.

18.       Non-Waiver.  No delay or failure by either party to exercise any right
          ----------
     under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

19.       Headings.  Headings in this Agreement are for convenience only and
          --------
     shall not be used to interpret or construe its provisions.

20.       Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
     which shall be deemed an original but all of which together shall constitute one and the same instrument.

21.       Severability.  If any provision of this Agreement is held invalid or
          ------------
     unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"EMPLOYER"                          "EMPLOYEE"
- ----------------------------------------------

MALIBU FUN STUFFED


By:  /s/ Sheldon F. Morick          /s/ Terence Davis
   -------------------------        ---------------------
     Sheldon F. Morick,             Terence F. Davis
     Chairman of the Board


"JANEX"
- -------

JANEX INTERNATIONAL, INC.


By:  /s/ Sheldon F. Morick
   -------------------------
     Sheldon F. Morick,
     President

                     STATEMENT ON CONCLUSION OF EMPLOYMENT
                     -------------------------------------


     In connection with the conclusion of my employment with Malibu Fun Stuffed (herein referred to as the "Company"), I certify that I have surrendered and returned to the Company all accounts, notes, data, sketches, drawings, and other documents and records, and all material and physical items of any kind, including all reproductions and copies thereof, which are the property of the Company, which relate in any way to the business of the Company or contain Confidential Information (as defined in the Employment Agreement identified below).

     I also understand that I have an obligation under the Employment Agreement signed by me on August __, 1995, to disclose information concerning certain described "Inventions" in accordance therewith, to do certain lawful acts relating to United States and foreign Letters Patent on certain of said Inventions which are the property of the Company, and to preserve as confidential and refrain from using information defined in said Employment Agreement as Confidential Information which relates to the business of the Company. I also understand that I have a continuing obligation under the aforementioned Employment Agreement to refrain from any acts or omissions that would reduce the value of such Confidential Information to the Company.


     EXECUTED BY ME at _________________, ____________________, this ______ day of ________________________, 199___.


                                          ___________________________________
                                                   (Employee's Name)

                                          ___________________________________
                                                       (Witness)

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